Exhibit 10.1

HEART TEST LABORATORIES, INC.
2023 EQUITY INCENTIVE PLAN

1.
Purposes of the Plan. The purposes of this Plan are:
•
to attract and retain the best available personnel for positions of substantial responsibility;
•
to provide additional incentive to Employees, Directors and Consultants; and
•
to promote the success of the Company’s business.
2.
Definitions. As used herein, the following definitions will apply:
(a)
“Administrator” means the Committee.
(b)
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder including, but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)
“Approval Date” has the meaning set forth in Section 23.
(d)
“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Share-Based Awards.
(e)
“Award Agreement” means the written or electronic agreement and all amendments thereto setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)
“Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
(g)
“Board” means the Board of Directors of the Company.
(h)
“Cause” means, in the absence of an Award Agreement or employment or service agreement with the Participant otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any Parent or Subsidiary of the Company) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any Parent or Subsidiary of the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any Parent or Subsidiary of the Company; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Parent or Subsidiary of the Company; (iii) any material violation of the policies of the Company or any Parent or Subsidiary of the Company including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any Parent or Subsidiary of the Company; (iv) willful neglect in the performance of a Participant’s duties for the Company or any Parent or Subsidiary of the Company or willful or repeated failure or refusal to perform such duties; (v) acts of willful misconduct on the part of a Participant in the course of his employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; (vi) embezzlement, misappropriation or fraud committed by a Participant or at his direction, or with his personal knowledge, in the course of his employment or service, that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; or (vii) a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company, which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company; provided, however, that if, subsequent to a Participant’s voluntary termination for any reason or involuntary termination by the Company or any Parent or Subsidiary of the Company without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, upon determination by the Administrator, such Participant’s employment or service shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event there is an Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination by the Company or any Parent or Subsidiary of the Company for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with. The Administrator shall have the sole discretion to determine whether a Participant has been terminated for Cause.
(i)
“Change in Control” means the occurrence of any of the following events:
(i)
A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Group”), acquires Beneficial Ownership of the stock of the Company that, together with the stock held by such person, constitutes more than thirty percent (30%) of the total voting power of the stock of the Company;
(ii)
The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof);
(iii)
during any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(i)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or
(iv)
the sale, transfer, or assignment to, or other action by any person of all or substantially all of the Company’s assets and business in one or a series of related transactions.

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For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, to the extent an Award or any payment thereunder is considered “deferred compensation” subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

(j)
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(k)
“Committee” means the compensation committee of the Board, unless another duly authorized committee is designated by the Board, in accordance with Section 4 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(l)
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
(m)
“Company” means Heart Test Laboratories, Inc., a Texas corporation, or any successor thereto.
(n)
“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. For the avoidance of doubt, a Consultant will include advisory members of the Board.
(o)
“Data” means certain personal information about a Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

(p)
“Director” means a member of the Board.
(q)
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(r)
“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(s)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)
“Fair Market Value” means, as of any date, the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, the NYSE American or the NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator utilizing a reasonable application of a reasonable valuation method in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(B).

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(u)
“Fiscal Year” means the fiscal year of the Company.
(v)
“Good Reason” means, in the absence of an Award Agreement or employment or service agreement with the Participant otherwise defining Good Reason:
(i)
a reduction in Participant’s annual base salary as in effect immediately prior to a Change in Control or as the same may be increased from time to time;
(ii)
a change in the principal place of Participant’s employment, as in effect at the time of a Change in Control, to a location more than fifty (50) miles from such principal place of employment, excluding required travel on the Company’s business; or
(iii)
the failure by the Company or any successor, without Participant’s consent, to pay to Participant any portion of Participant’s current compensation, or to pay to Participant any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due.

Notwithstanding the above, an event listed in (i)-(iii) above will only constitute Good Reason if (A) Participant notifies the Board in writing of the underlying circumstances constituting Good Reason within thirty (30) days of the occurrence of the circumstances constituting Good Reason, (B) the Company fails to cure such circumstances within thirty (30) days after receiving written notice thereof, and (C) Participant terminates his or her employment within thirty (30) days after such cure period has expired.

(w)
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(x)
“Inside Director” means a Director who is an Employee.
(y)
“Nonstatutory Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.
(z)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)
“Option” means a stock option granted pursuant to the Plan.
(bb)
“Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon service with performance of the Company, its Subsidiaries or business units thereof or any other factors designated by the Committee.
(cc)
“Outside Director” means a Director who is not an Employee.
(dd)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ee)
“Participant” means the holder of an outstanding Award.
(ff)
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 9.
(gg)
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 9.
(hh)
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)
“Plan” means this 2023 Equity Incentive Plan.
(jj)
“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(kk)
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)
“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(mm)
“Securities Act” means the Securities Act of 1933, as amended.
(nn)
“Service Provider” means an Employee, Director or Consultant.
(oo)
“Share” means a share of the Company’s Common Stock, par value $0.001 per share, as adjusted in accordance with Section 13 of the Plan.
(pp)
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.
Stock Subject to the Plan.

(a) Reservation of Shares. Subject to the provisions of Section 13 of the Plan and the following sentence, the maximum aggregate number of Shares that may be issued under the Plan is (i) 2,500,000 Shares plus (ii) any Shares subject to options that expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan under this clause (ii) equal to 832,195 Shares. The number of Shares available for issuance under the Plan will be subject to automatic increase on the first day of each Fiscal Year beginning with Fiscal Year beginning May 1, 2024, so that the number of Shares available for issuance under the Plan is equal to the least of:

(i) Twenty five percent (25%) of the total number of shares of all classes of common stock and preferred stock as converted to common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, and

(ii) a lesser number of Shares determined by the Administrator.

Notwithstanding the above, the number of shares available for issuance under Awards that are Incentive Stock Options will be no more than the lesser of (x) the actual maximum aggregate amount of Shares available for issuance as has been adjusted annually pursuant to subsection (A)-(C) or (y) the maximum aggregate number of shares that would be available for issuance if each annual adjustment described above would be pursuant to subsection (C).

(a)
Lapsed and Returned Awards. For purposes of determining the number of Shares available for issuance under the Plan:
(i)
If any Award expires or is terminated, surrendered or cancelled or otherwise becomes unexercisable without having been exercised in full, is forfeited in whole or in part including, without limitation, any Award which is forfeited to the Company due to failure to vest, then the unvested Shares (or, for Awards other than Options, the forfeited or unused Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).
(ii)
Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or

Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan.
(iii)
To the extent an Award under the Plan is settled or paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
(iv)
Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.
(v)
Shares used to pay the Exercise Price of an Award or to satisfy tax withholding related to an Award will become available for future issuance under the Plan.
(vi)
Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).
(b)
Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.
Administration of the Plan.
(a)
Administration; Delegation. The Plan shall be administered by the Committee. To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Awards (except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act).
(b)
Powers of the Administrator. Subject to the provisions of the Plan and Applicable Law, the Administrator (or its delegate) will have the authority, in its discretion:
(i)
to determine the Fair Market Value;
(ii)
to select the Service Providers to whom Awards may be granted hereunder;
(iii)
to determine the number of Shares to be covered by each Award granted hereunder;
(iv)
to approve forms of Award Agreements for use under the Plan;
(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii)
to modify or amend each Award (subject to Section 19 of the Plan and Applicable Law) including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);
(ix)
to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 14 of the Plan;
(x)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)
to determine the timing and characterization or reason for a Participant’s termination of employment or service with the Company; and
(xii)
to make all other determinations deemed necessary or advisable for administering the Plan.
(c)
Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d)
Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
5.
Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.
Stock Options.
(a)
Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The fair market value of the shares will be determined as of the time the option with respect to such shares is granted. To the extent that an Option is not designated as an Incentive Stock Option in the Award Agreement, or even if so designated does not qualify, in whole or in part, as an Incentive Stock Option at or subsequent to the date of grant, such Option, or the non-qualifying portion thereof, shall be a Nonstatutory Stock Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.
(b)
Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)
Option Exercise Price and Consideration.
(i)
Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)
In the case of an Incentive Stock Option:
(A)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant;
(B)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)
In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and Section 409A of the Code.
(ii)
Transferability. Notwithstanding as otherwise provided in Section 12, an Incentive Stock Option will not be transferable other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant or his guardian or legal representative.
(iii)
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iv)
Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(d)
Exercise of Option.
(i)
Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(ii)
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement , the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate.
(iii)
Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.
(iv)
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If the Option is not so exercised within the time specified herein, the Option will terminate.
(v)
Prohibition on Repricing. Except as otherwise provided in Section 13, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
7.
Restricted Stock.
(a)
Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)
Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)
Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)
Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)
Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)
Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.
Restricted Stock Units.
(a)
Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)
Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service and/or the achievement of Company-wide, divisional, business unit, or individual goals or any other basis determined by the Administrator in its discretion.
(c)
Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payment in respect of the underlying Shares as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)
Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(e)
Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited and cancelled.
9.
Performance Units and Performance Shares.
(a)
Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)
Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)
Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued employment or service as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals or any other basis determined by the Administrator in its discretion including, but not limited to, the following: (i) attainment of research and development milestones; (ii) business divestitures and acquisitions; (iii) cash flow; (iv) cash position; (v) earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes); (vi) earnings per share; (vii) expenses; (viii) gross margin; (ix) growth in shareholder value relative to the moving average of the S&P 500 Index or another index;(x) new product development; (xi) operating cash flow; (xii) strategic measures; and (xiii) other measures. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index, one or more of the performance goals themselves, a previous period’s results or to a designated comparison group. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.
(d)
Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payment in respect of units/Shares underlying the Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)
Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)
Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited and cancelled.
10.
Other Share-Based Awards. The Administrator is authorized, subject to limitations under Applicable Law, to grant Other Share-Based Awards. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Administrator shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
11.
Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
12.
Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle (provided that such trust or estate planning vehicle is approved by the Administrator), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
13.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, separation, rights offering, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, or in the event that there are changes in Applicable Laws, regulations or accounting principles, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, subject to compliance with Section 409A of the Code and other Applicable Law, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the terms and conditions of any outstanding Award and the numerical Share limits in Section 3 of the Plan.
(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)
Change in Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed award agreement between the Service Provider and the Company, or specifically prohibited under applicable laws including, without limitation, Section 409A of the Code, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems:
(i)
In the event that (i) with respect to Awards assumed by the surviving entity of the Change in Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change in Control, in the event of a Service Provider’s death or Disability or in the event a Service Provider’s employment is terminated by the Surviving Entity (or a Parent or a Subsidiary which is his or her employer) for reasons other than Cause or if a Service Provider voluntarily terminates his or her employment for Good Reason within 24 months following a Change in Control, or (ii) the Plan is terminated by the Surviving Entity or an affiliate of the Surviving Entity following a Change in Control without provision for the continuation of outstanding Awards hereunder or equitable conversion or substitution of such Award in connection with the Change in Control in a manner approved by the Administrator, all Awards which have not otherwise expired shall be Accelerated (as defined below). If, upon a Change in Control, awards in other shares or securities are continued or equitably converted or substituted for outstanding Awards pursuant to Section 13(a), and immediately following the Change in Control the Service Provider becomes employed (if the Service Provider was an employee immediately prior to the Change in Control) by the Surviving Entity or any affiliate of the Surviving Entity, or a successor to the Surviving Entity or any affiliate of the Surviving Entity, the Service Provider shall not be treated as having terminated employment or service for purposes of this Section 13 until such time as the Participant’s employment or service with the Surviving Entity, as applicable, is terminated. The terms of this Section 13 shall apply to all Awards except to the extent that an Award Agreement provides for different treatment (in which case the terms of the Award Agreement shall govern and this Section 13(c) shall not be applicable).
(ii)
For purposes of this Section 13(c), Awards of a Service Provider being “Accelerated” means, with respect to such Service Provider:
(A)
any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and
(B)
any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards shall lapse and with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Service Provider or other written agreement between the Service Provider and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
(iii)
For the purposes of this Plan, an Award shall be considered assumed by the Surviving Entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor or subsidiary, the Administrator may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding
(d)
Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Outside Director will fully vest in and have the right to exercise Options as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units Performance Shares, Performance Units and Other Share-Based Awards will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Outside Director, or other written agreement between the Outside Director and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
14.
Tax.
(a)
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)
Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld (i.e., net settlement), or (iii) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld or (iv) any combination thereof. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
(c)
Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company (or any Parent or Subsidiary of the Company, as applicable) be liable for or reimburse a Participant for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
15.
No Effect on Employment or Service. Neither the Plan nor any Award (nor any vesting schedule contained therein) will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.
16.
No Uniformity of Treatment. No Service Provider, Participant, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of

Service Providers, Participants, holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of or any contractual right to receive future grants, or benefits in lieu of grants, even if Awards have been granted in the past. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
17.
Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.
Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.
19.
Amendment and Termination of the Plan.
(a)
Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan and the Administrator may at any time waive any conditions or rights under, amend any terms of, or amend, alter, suspend or terminate any Award granted thereunder, prospectively or retroactively, without the consent of any relevant Participant or beneficiary of an Award, subject to Section 19(b); provided, that to the extent required by the Code or the rules of the New York Stock Exchange, the NYSE-American, the NASDAQ Stock Market, such other exchange upon which the Company’s Common Stock is either quoted or traded, or the SEC, shareholder approval shall be required for any material amendment of this Plan.
(b)
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan or any Award will materially adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company except (x) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 22. The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 13) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.
Conditions Upon Issuance of Shares.
(a)
Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.
Forfeiture Events.
(a)
All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company has in place from time to time, including any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. The Administrator may, to the extent permitted by Applicable Laws and stock exchange rules or by any applicable policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate including, but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 22 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary.
(b)
The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as a Service Provider for cause or any specified action or inaction by a Participant, whether before or after the date Participant is no longer a Service Provider, that would constitute cause for termination of such Participant’s status as a Service Provider.
(c)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (1) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (2) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
23.
Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board (the “Approval Date”). Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. In the event that the Plan is not approved by the shareholders of the Company, all outstanding Awards shall be null and void.

24.
Miscellaneous.
(a)
Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(b)
If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(c)
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(d)
No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(e)
Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable to recognize differences in local law, tax policy or custom. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Administrator’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(f)
Language. If the Participant receives an Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version of such Award Agreement or such other document will control.
25.
Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any assignee or successor entity, including any successor entity contemplated by Section 13(c).
26.
Data Protection.
(a)
Personal Data Processing. By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant including, but not limited to, the Participant’s Data, or other personal information as described in an Award Agreement or any other grant materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and using commercially reasonable efforts to comply with applicable data protection laws. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant holds Awards and/or Shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:
(i)
administering and maintaining Participant records;
(ii)
providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;
(iii)
providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and
(iv)
transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
(b)
Disclosure. The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including any stock plan administrator (the “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. The Stock Plan Administrator may open an account for a Participant to receive and trade Shares. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.
(c)
International Transfer. A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.
(d)
Data Subject Rights. Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.
(e)
Data Controller. The data controller is Heart Test Laboratories, located at, United States of America, can be contacted at 550 Reserve Street, Suite 360, Southlake, Texas 76092.

27.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By participating in the Plan, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
28.
Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Texas, without application of the conflicts of law principles thereof.